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                                                                   Exhibit 11




CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 33 to Registration Statement No. 2-67052 of Forum Funds, Inc. of our report dated May 5 1995, incorporated by reference in the Statements of Additional Information, which are a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectuses, which are a part of such Registration Statement, and "Other Information" in the Statements of Additional Information.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
January 4, 1996